Exhibit 10.42-03

P.O. Box 982 El Paso, Texas 79960-0982 (915) 543-5711

David Hawkins

Director, Energy Trading

El Paso Electric Company

November 12, 2010

Mr. Don Stoneberger

Freeport-McMoRan Copper & Gold Energy Services

333 North Central Avenue - Suite 21.021

Phoenix, AZ 85004

Re:	Power Purchase Agreement between
Freeport-McMoRan Copper & Gold Energy Services, LLC
and El Paso Electric Company

Dear Mr. Stoneberger,

            Pursuant to Section 3.4 of the Power Purchase Agreement (“Agreement”) between Freeport-McMoRan Copper & Gold Energy Services, LLC (“FMES”) (formerly, Phelps Dodge Energy Services, LLC) and El Paso Electric Company (“EPE”), FMES and EPE (collectively the “Parties”) hereby agree to maintain the quantity of energy to be purchased and sold under Sections 3.1 and 3.2 of the Agreement at 125 MW per hour through 11:59 p.m. Mountain Standard Time on December 31, 2011. The Parties further agree that the quantity of firm energy that may be dispatched by EPE pursuant to Section 3.6 of the Agreement is 125 MW per hour, less the quantity of energy sold and delivered by FMES pursuant to Section 3.1. The amount of energy to be purchased and sold under the Agreement was set to revert to the original base contract amount of 100 MW per hour, on 11:59 p.m. Mountain Standard Time on December 31, 2010, based on a November 26, 2008 agreement between the Parties.

            Please indicate FMES’ acknowledgement of the foregoing agreement by signing this letter in the place indicated below and returning the original or a copy thereof to my attention at your earliest convenience.

Sincerely,

/s/ David Hawkins

David Hawkins

Freeport-McMoRan Copper & Gold Energy Services, LLC

By:	/s/ Don Stoneberger

(915) 543-4067 – Direct	100 N. Stanton Street	(915) 521-4751 – Facsimile
EI Paso, Texas 79901